UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012
(December 19, 2012)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 19, 2012, PLX Technology, Inc.(the “Company”)  held its annual meeting of stockholders at which shareholders:

(a)	elected to the Board of Directors of PLX seven directors for a one year term and until their successors are elected;

(b)	ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(c)	approved, in a non-binding advisory vote, the resolution on executive compensation.

The above proposals are described in detail in the Company’s Proxy Statement dated November 14, 2012.  Voting results are as follows:

(a)	Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes

D. James Guzy	19,750,358	435,670	7,018,525
John H. Hart	19,776,257	409,771	7,018,525
Thomas Riordan	20,068,495	117,533	7,018,525
Michael J. Salameh	20,049,352	136,676	7,018,525
Ralph H. Schmitt	20,025,961	160,067	7,018,525
Robert H. Smith	20,037,865	148,163	7,018,525
Patrick Verderico	20,068,495	117,533	7,018,525

(b)	Ratification of appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
27,110,937	29,120	64,496	0

(c)	Approval, in a non-binding advisory vote, of the resolution on executive compensation.

For	Against	Abstain	Broker Non-Votes
19,522,270	132,566	531,192	7,018,525

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  December 20, 2012